UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2020

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38116	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YGYI	The Nasdaq Capital Market
Series D Preferred Stock	YGYIP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.  Other Events

On October 16, 2020, Youngevity International, Inc. (the “Company”) received a notification letter from the Nasdaq Hearing Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Panel had granted the Company’s request to extend the automatic 15-day stay of suspension from Nasdaq pending the hearing scheduled with the Panel for November 5, 2020 and a final determination regarding the Company’s listing status. The Panel decision maintains the status quo of the Company’s shares pending the hearing.

On September 29, 2020, Nasdaq staff notified the Company that it had determined to delist it as the Company had failed to comply with Nasdaq’s filing requirements set forth in Listing Rule Listing Rule 5250(c)(1) because it had not filed its Form 10-K for the year ended December 31, 2019, and Forms 10-Q for the periods ended March 31, 2020 and June 30, 2020.

On October 6, 2020, the Company appealed the delisting determinations to the Panel, and requested that the stay of delisting, which otherwise would expire on October 21, 2020, pursuant to Nasdaq Rule 5815(a)(1)(B), be extended until the Panel issued a final decision on the matter. By letter dated October 16, 2020, the Panel granted the Company’s request to extend the stay of suspension pending the hearing on November 5, 2020 and issuance of a final Panel decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: October 20, 2020	By: /s/ David Briskie
Name: David Briskie
Title: President and Chief Financial Officer